HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS TO HIGHLIGHT INNOVATE-TO-ELEVATE AND CASH-DEPLOYMENT STRATEGIES AT INVESTOR DAY MEETING

Company Reaffirms all Full-Year 2014 Guidance Issued Jan. 29, 2014

Investor Day Meeting to be Webcast Live at 9 a.m. Thursday, Feb. 27, 2014

WINSTON-SALEM, N.C. (Feb. 26, 2014) - HanesBrands (NYSE: HBI), a leading marketer of everyday basic apparel under world-class brands, will highlight its margin-enhancing Innovate-to-Elevate strategy and priorities for use of cash flow at the company’s investor day meeting Thursday, Feb. 27.

Hanes’ Innovate-to-Elevate strategy harnesses the company’s industry-leading brand power, innovation platforms, and low-cost supply chain to drive profitability improvement. Hanes has increased its adjusted operating profit margin by 400 basis points over the past five years using the Innovate-to-Elevate strategy to increase shelf space, gain market share, lower costs, internalize production of higher-volume programs, and introduce higher-margin products.

The company’s innovation platforms include Flexible Fit bras that utilize Smart Size technology, ComfortBlend fabric used in numerous Innerwear and Activewear categories, X-Temp evaporation-control fabric being rolled out in Innerwear, and Vapor quick-dry fabric used in Activewear products.

Hanes has also generated $1.9 billion in cumulative cash from operations over the past five years. In 2013, the company completed its debt prepayment initiative, instituted a regular quarterly cash dividend, and acquired Maidenform Brands, Inc. The company’s priority for future cash deployment will be additional acquisitions that meet stringent criteria to generate value.

Hanes has also reaffirmed all of its full-year 2014 guidance issued Jan. 29, 2014, including expectations for net sales of slightly less than $5.1 billion, adjusted operating profit excluding actions of $640 million to $660 million, adjusted EPS excluding actions of $4.60 to $4.80, and net cash from operating activities of $450 million to $550 million.

“We had a record year in 2013, and our guidance calls for another record year in 2014,” Hanes Chairman and Chief Executive Officer Richard A. Noll said. “Our Innovate-to-Elevate strategy is working very well, and we have ample opportunities to generate additional value by applying it to more parts of our business, to our recently acquired Maidenform brand, and to future acquisitions. When you consider the potential earnings leverage from additional bolt-on acquisitions, we believe we are very well positioned to produce continued double-digit earnings growth for many years to come.”

HanesBrands to Highlight Innovate-to-Elevate and Cash-Deployment Strategies at Investor Day Meeting - Page 2

Investor Day Webcast

The company’s investor day meeting, which will be held at the company’s New York City showroom offices for registered participants, will start at 9 a.m. EST Thursday. A live Internet webcast of management’s presentation may be accessed on the Hanes corporate website at www.Hanes.com/investors. The presentation is expected to conclude by 11 a.m.

For those unable to attend the meeting or listen to the webcast, a document with speaker presentation slides and corresponding speaker remarks will be available in the investors section of the Hanes website. A link to an archived audio replay of the webcast will also be available.

Reconciliation to GAAP Measures

Adjusted EPS excluding actions and adjusted operating profit (and margin) excluding actions are not generally accepted accounting principle measures. Hanes has chosen to provide these non-GAAP measures to investors to enable additional analyses of past, present and future operating performance absent the effect of acquisition-related expenses and other actions and as a supplemental means of evaluating company operations. Non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP or other pro forma measures used by other companies.

For 2014 guidance, adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions, and adjusted operating profit is defined as operating profit excluding actions. Hanes’ current estimate for pretax charges in 2014 for acquisition and other actions is approximately $70 million to $100 million or more, but actual charges could vary significantly.

On a GAAP basis, full-year 2014 diluted EPS will vary depending on actual performance, charges and tax rate. GAAP diluted EPS could be in the range of $3.80 to $4.30. GAAP operating profit for 2014 could be in the range of $540 million to $590 million.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading “Reconciliation to GAAP Measures,” as well as statements about the benefits anticipated from the Maidenform acquisition, are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the failure of businesses we acquire to perform to expectations; current economic conditions, including consumer spending levels and the price elasticity of our products; legal, regulatory, political and economic risks associated with our operations in international markets, including the risk of significant fluctuations in foreign exchange rates; the highly competitive

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and evolving nature of the industry in which we compete; unanticipated business disruptions or the loss of one or more suppliers in our global supply chain; our ability to effectively manage our inventory and reduce inventory reserves; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at www.Hanes.com/investors. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, Maidenform, Flexees, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, men’s underwear, children’s underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 49,700 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2013 and 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 141 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

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